UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay
Dublin 2, Ireland D02 R296
(Address of Principal Executive Offices)

+353 1 232 2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	STE/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2026 Annual General Meeting of Shareholders (“Meeting”) of STERIS plc (the “Company”) held on July 31, 2026, shareholders voted on the matters specified below, with the final voting results as specified. According to the final report of the inspector of election, there were 97,457,680 ordinary shares of the Company (the “Ordinary Shares”) outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 89,909,204 Ordinary Shares or 92.25% of the outstanding Ordinary Shares of the Company on the record date, constituting a quorum. Effective as of the completion of the Meeting, the size of the board of directors of the Company (the “Board”) was reduced to nine members.

1.	The shareholders elected the nominees named below to the Board, each for a one-year term, and the results of the vote were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker non-votes
Dr. Esther M. Alegria	83,736,807	2,489,416	69,805	3,613,176
Pierre Boulud	85,609,905	660,872	25,251	3,613,176
Daniel A. Carestio	85,666,543	608,056	21,429	3,613,176
Cynthia L. Feldmann	74,792,537	11,102,333	401,158	3,613,176
Christopher S. Holland	79,153,223	7,117,534	25,271	3,613,176
Paul E. Martin	84,800,040	1,473,359	22,629	3,613,176
Dr. Nirav R. Shah	84,860,439	1,410,341	25,248	3,613,176
Louis A. Shapiro	85,688,682	583,125	24,221	3,613,176
Dr. Mohsen M. Sohi	78,870,373	7,215,557	210,098	3,613,176

2.

The shareholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2027 by the following votes:

Votes for	82,976,444
Votes against	6,914,777
Abstentions	17,983

3.

The shareholders approved the proposal to appoint Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office until the conclusion of the Company’s next Annual General Meeting by the following votes:

Votes for	82,815,679
Votes against	7,075,177
Abstentions	18,348

4.

The shareholders approved the proposal to authorize the Board of the Company or the Audit Committee of the Board to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law by the following votes:

Votes for	88,268,114
Votes against	1,616,190
Abstentions	24,900

5.

The shareholders approved the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the Company’s proxy statement dated June 11, 2026, by the following votes:

Votes for	77,639,271
Votes against	8,493,021
Abstentions	163,736
Broker non-votes	3,613,176

6.	The shareholders approved the proposal to the renewal of the Board’s authority to issue authorized but unissued shares under Irish law, by the following votes:

Votes for	89,209,571
Votes against	681,087
Abstentions	18,546

7.

The shareholders approved the proposal to approve the renewal of the Board’s authority to opt-out of statutory pre-emption rights under Irish law regarding the issuance of shares for cash, by the following votes:

Votes for	86,256,858
Votes against	3,483,603
Abstentions	168,743

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
J. Adam Zangerle
Senior Vice President, General Counsel & Company Secretary

Dated: August 6, 2026